UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2023
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Casella Waste Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane,
Rutland,	Vermont	05701
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (802) 775-0325
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CWST	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On April 25, 2023, Casella Waste Systems, Inc. (the “Registrant”) entered into that certain Third Amendment to Amended and Restated Credit Agreement (the “Amendment”), among the Registrant, certain of its subsidiaries party thereto, the Lenders (as defined below) party thereto, and Bank of America, N.A., as administrative agent (in such capacity, the “Agent”), which amends the Registrant’s Amended and Restated Credit Agreement, dated as of December 22, 2021, as previously amended (the “Existing Credit Agreement”; the Existing Credit Agreement as amended by the Amendment, the “Credit Agreement”), among the Registrant, certain of its subsidiaries party thereto, the lenders from time to time party thereto (the “Lenders”), and the Agent. The Amendment amends the Existing Credit Agreement to, among other things, add secured bridge financing in the amount of up to $375 million (the “Bridge Loan”) and a secured term loan A (which may be delayed draw) in the maximum aggregate amount of up to $400 million (the “Term Loan A”) as tranches available under, and permit the Bridge Loan and the Term Loan A under, the Credit Agreement, in each case, subject to the terms and limited conditionality provisions described in the Amendment and the applicable definitive documentation. In addition, the Amendment amends the Existing Credit Agreement by: (i) amending the definition of Consolidated Adjusted Net Income to include an add back for certain non-recurring out of pocket fees and costs, (ii) amending the definition of Consolidated EBITDA to, among other things, permit the inclusion of certain Consolidated EBITDA of the Target Companies (as defined in the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2023 (the “Form 8-K”)), (iii) amending the definition of Consolidated Net Leverage Ratio in order to, subject to the limitations therein, allow additional cash netting of certain cash and cash equivalents that have been designated by the Registrant as being reserved for an acquisition permitted under the Credit Agreement, (iv) permitting limited condition acquisitions and related loans under the Credit Agreement, (v) increasing and/or amending certain baskets to permit the Registrant and its subsidiaries to incur or maintain liens, indebtedness, investments, restrict the payment of certain distributions if certain specified events of default exist, and amend the provisions related to the prepayment of junior indebtedness, and (vi) amending the consolidated net leverage ratio test to allow, if the Transaction (as defined in the Form 8-K) is consummated and at the Registrant’s election, an elevated consolidated net leverage ratio for the period of four consecutive fiscal quarters then ending not to exceed (x) 5.00 to 1.00 for any period ending September 30, 2023, (y) 4.75 to 1.00 for any period ending on or after December 31, 2023 and on or before September 30, 2024, and (z) 4.00 to 1.00 thereafter.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which will be filed with the Registrant’s Form 10-Q for the fiscal quarter ended June 30, 2023.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: April 28, 2023	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
President and Chief Financial Officer